UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Denis P. O’Brien, Executive Vice President of Exelon Corporation (Exelon) and President and CEO of PECO Energy Company, and Ian P. McLean, Executive Vice President, Finance and Markets, of Exelon Corporation, have each established a structured, prearranged stock trading plan to exercise stock options and sell the acquired shares in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

Mr. O’Brien’s trading plan covers the exercise of two grants of vested stock options for an aggregate of 17,000 shares that were granted to Mr. O’Brien in 2000 and expire in 2010. These options are expected to be exercised between November 2009 and May 2010 if they are not exercised during the term of his current stock trading plan. Mr. McLean’s trading plan covers the exercise of vested stock options for 56,000 shares that were granted to him in 2000 and expire in 2010. These options are expected to be exercised between August 2009 and August 2010. The stock trading plans are being established to enable the officers to diversify a portion of their holdings in excess of their stock ownership requirement and to enable them to exercise the options before they expire. The plans will allow them to do so in an orderly manner as part of their estate and tax planning activities.

Exelon’s stock ownership guidelines require officers to own the lesser of either a fixed number of shares or share equivalents (excluding stock options) or a variable number of shares based on a multiple of three times their base salary, calculated annually. Mr. O’Brien holds stock and stock equivalents (excluding options) amounting to about 319% of this guideline. Mr. O’Brien owns over 27,000 shares. Mr. O’Brien also owns over 19,800 performance shares and over 8,800 shares or share equivalents deferred until he retires. Mr. O’Brien holds options to acquire 180,000 shares in addition to the options that are included in his stock trading plan. Mr. McLean holds stock and stock equivalents (excluding options) amounting to about 363% of this guideline. Mr. McLean owns over 48,000 shares, including 1,275 shares held by his children living at home. Mr. McLean also owns over 26,500 performance shares and over 5,750 shares or share equivalents deferred until he retires. Mr. McLean holds options to acquire 440,000 shares in addition to the options that are included in his stock trading plan and 10,000 shares of restricted stock

Since February 2005, a dozen of Exelon’s senior officers have also entered into one or more similar pre-arranged stock trading plans to sell a limited number of shares of Exelon common stock in order to diversify their assets. Under Exelon’s stock ownership guidelines, the chairman, president and chief executive officer should own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of five times their base salary, executive vice presidents should own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of three times their base salary, and senior vice presidents should own a fixed number of shares based on a multiple of two times their base salary. Each of the senior officers who entered into a stock trading plan held stock and stock equivalents (excluding options) exceeding the applicable stock ownership guideline, and each of those officers will continue to meet the applicable stock ownership guideline after the completion of the sales contemplated by the stock trading plans.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger Senior Vice President and Chief Financial Officer Exelon Corporation

June 3, 2009